UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 7, 2011

Hythiam, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

On March 4, 2011, Hythiam, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”), whereby the stockholders of the Company voted on the following matters, which are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on January 21, 2011:  (1) approval of the 2010 Stock Incentive Plan (“Proposal 1”), (2) approval of an amendment to the Company’s certificate of incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of common stock, par value $0.0001 per share (the “Common Stock”), from two hundred million (200,000,000) shares to two billion (2,000,000,000) shares (“Proposal 2”), (3) approval of an amendment or amendments to the Certificate of Incorporation each such amendment (i) to effect a reverse stock split of the Company’s outstanding Common Stock at a ratio of not less than 1-for-2 and not more than an aggregate of 1-for-100 at any time prior to the earlier of the date on which the 2011 annual meeting of stockholders is held or December 31, 2011, with the implementation, ratio and timing of such reverse stock split to be determined by the Board of Directors of the Company (the “Board of Directors”) (such ratio, as determined by the Board of Directors, the “Reverse Stock Split Ratio”), and (ii) following each such reverse stock split, if implemented, to reduce the number of authorized shares of Common Stock in accordance with the Reverse Stock Split Ratio (“Proposal 3”), and (4) approval of a proposed amendment to the Certificate of Incorporation to change the name of the Company from Hythiam, Inc. to Catasys, Inc. (“Proposal 4”). All of the proposals were approved. The votes were as follows:

Proposal 1 Approval of the 2010 Stock Incentive Plan:

For	Against	Abstain	Broker Non-Votes
90,411,934	2,561,720	115,250	42,813,272

Proposal 2 Approval to Increase the Authorized Common Stock:

For	Against	Abstain	Broker Non-Votes
129,398,696	5,621,197	882,283	0

Proposal 3 Approval to Effect a Reverse Stock Split:

For	Against	Abstain	Broker Non-Votes
120,417,979	14,600,713	883,484	0

Proposal 4 Approval of the Name Change to Catasys, Inc.:

For	Against	Abstain	Broker Non-Votes
133,804,507	1,527,814	569,855	0

Item 8.01   Other Events.

On March 7, 2011, the Company issued a press release announcing the results of the Special Meeting. The Company plans to file a Certificate of Amendment to its Certificate of Incorporation to increase the authorized number of Common Stock and to change the name of the Company to Catasys, Inc. In connection with changing the corporate name to Catasys, Inc., the management of the Company has determined it is in the best interests of the Company to change the trading symbol of the Common Stock. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.

99.1           Press Release dated March 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hythiam, Inc.

March 7, 2011	By:	/s/ PETER L. DONATO
Peter L. Donato
Chief Financial Officer